FrankCrystal
&Company

                                                       Frank Crystal & Co., Inc.
                                                       Financial Square
                                                       32 Old Slip
                                                       New York, NY 10005

                                                       DIRECT 212-504-5906
                                                       800 221-5830
                                                       bernascp@fcrystal.com
May 22, 2006



Robeco-Sage Triton Fund, L.L.C.
Robeco-Sage Multi-Strategy Fund, L.L.C.
909 Third Avenue
New York, New York 10022

       RE:   ROBECO-SAGE TRITON FUND, L.L.C.
             ROBECO-SAGE MULTI-STRATEGY FUND, L.L.C.
             BOND PERIOD:  4/30/06 - 4/30/07

Dear Trustees:

As requested, I have examined the Fidelity Bond limit requirements, as prescribed in Rule 17g-1 for the two funds insured under St. Paul Fire and Marine Insurance Company Bond No. 490PB1130. This limits analysis is based upon the total asset value of each fund as stated in the relevant renewal application.

The results of the analysis are as follows:

-------------------------------------------------------------------------------
                    Fund               Asset value ($ In      Required Limit
                                          Millions)
-------------------------------------------------------------------------------
Robeco Sage Triton Fund, LLC             $56 Million          $400,000
-------------------------------------------------------------------------------
Robeco Sage Multi Strategy Fund, LLC     $21 Million          $250,000
-------------------------------------------------------------------------------
                                               Total Limit:   $650,000

As you are aware, the limit under the current bond is $650,000. Therefore, according to these calculations, the bond amount is sufficient to meet requirements of Rule 17g-1.

Sincerely,


/s/ Patricia A. Bernasconi
--------------------------------
Patricia A. Bernasconi
Senior Managing Director